SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 1999

                          PROFESSIONAL DETAILING, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          DELAWARE                     0-24249                 22-2919486
----------------------------    -----------------------   ---------------------
(State or other jurisdiction       (Commission File           (IRS Employer
      of incorporation)                Number)             Identification No.)

     10 Mountainview Road,
    Upper Saddle River, NJ                                        07458
--------------------------------                          ----------------------
     (Address of principal                                     (Zip Code)
       executive office)

                                 (201) 258-8450
                  ---------------------------------------------
               Registrant's telephone number, including area code:

                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition and Disposition of Assets.

      On May 12, 1999 (the "Effective Date"), Professional Detailing, Inc. (the "Company") acquired all the outstanding capital stock of TVG, Inc., a Delaware corporation (TVG"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 12, 1999, by and among the Company, TVG, TVG Acquisition Corp., a wholly owned subsidiary of the Company, and the ten stockholders of TVG (the "TVG Stockholders").

      Pursuant to the Merger Agreement, the Company issued 1,256,882 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), in exchange for all the outstanding capital stock of TVG. Based upon the closing price of the Common Stock on the Nasdaq National Market on May 12, 1999, the transaction is valued at approximately $32 million. The transaction will be accounted for as a pooling of interests. The Company issued authorized, but previously unissued, shares of Common Stock in the acquisition. The number of shares of Common Stock issued in exchange for the shares held by the TVG Stockholders was determined in an "arms-length" negotiation and the transaction was unanimously approved by the Boards of Directors of the Company and TVG. Prior to the effective date, neither the Company nor any of its affiliates, nor any officer or director of the Company or any associate of any such officer or director, had any material relationship with TVG.

      In connection with the Merger Agreement the Company and the TVG Stockholders entered into a Registration Rights Agreement, dated as of May 12, 1999, pursuant to which the Company has agreed to file a Registration Statement on Form S-3, on or prior to the 270th day following the Effective Date, for the purposes of registering under the Securities Act of 1933 the shares of Common Stock issued to such stockholders pursuant to the Merger Agreement.

      In addition, the Company, the TVG Stockholders, the representative of such TVG Stockholders and American Stock Transfer and Trust Company, as Escrow Agent, entered into an Escrow Agreement, dated as of May 12, 1999, providing, among other things, that 10% of the Common Stock received by the TVG Stockholders pursuant to the Merger Agreement will be held in escrow to reimburse the Company in connection with breaches of representations, warranties or covenants made by the TVG Stockholders in the Merger Agreement.

      TVG, based in Fort Washington, Pennsylvania, is a high-quality provider of communications programs, marketing research and marketing consulting services to the pharmaceutical industry.

      The foregoing descriptions of the Merger Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.


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

Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits.

      (a) Financial Statements of Business Acquired.

            Financial statements of business acquired are not required as per Rule 3-05(b) of Regulation S-X.

      (b) Pro-forma Financial Information.

            Pro-forma financial information is not required as per Rule 11-01(c) of Regulation S-X.

      (c) Exhibits.

            2.1 Agreement and Plan of Merger by and among the Registrant, TVG, Inc., TVG Acquisition Corp., and the shareholders of TVG, Inc., dated May 12, 1999.

            10.1 Registration Rights Agreement by and among the Registrant and the former shareholders of TVG, Inc., dated May 12, 1999.

            99 Press Release.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PROFESSIONAL DETAILING, INC.


                                          By: /s/ Charles T. Saldarini
                                              ---------------------------------
                                              Charles T. Saldarini
                                                 Chief Executive Officer

Date: May 25, 1999


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